UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019

CANNABICS PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-192759	20-3373669
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, Md 20814

(Address of principal executive offices and Zip Code)

877 424-2429

(Registrant's telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On June 21st, 2019, the Board of Directors of the Corporation nominated two Independent Directors to its Board. The Independent Directors shall each be compensated with 125,000 Warrants, at a strike price of $.30. Said Warrants shall have a one-year life.

Dr. Estery Giloz-Ran, 45, has held the position of visiting Scholar at the Stern School of Business at New York University, Visiting Professor in the School of Business at the Yeshiva University, former Head of Accountancy at the Peres Academic Center’s School of Business, and is currently a Lecturer at the Bar Ilan University in Israel, Department of Economics and Accounting. Dr. Giloz-Ran is an External Director in several public companies including Blue Square Real Estate, Aran R&D, Oversiz, Suny, Kamada and is the Former Chairperson of the Board of Tamir Fishman, a known venture capital fund. Dr. Giloz-Ran is a licensed CPA, holds an MBA in Business Administration from Ben Gurion University, and a PhD in Tax, Accounting & Finance from Ben Gurion University

Eran Ballan 54, brings executive management experience with large public entities in international markets. Mr. Ballan served as Partner, and Head of the Biotech Department at Naschitz Brandeis, one of the largest law firms in Israel. Mr. Ballan served as Senior Executive Vice President and General Counsel at Gazit Globe, a Tel Aviv public company part of the TA-35 and Real-Estate 15 index in Israel. Mr. Ballan holds an LL. B degree from Essex University, UK, and an LL.M degree from New York University Faculty of Law.

Item 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following Exhibits are filed as part of this Current Report.

Exhibit Number	Description

10.1	Board of Directors Resolution Appointing Independent Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 25, 2019	CANNABICS PHARMACEUTICALS, INC.

	By:	/s/ Eyal Barad
	Name:	Eyal Barad
	Title:	Chief Executive Officer

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